Exhibit 10.50

EXECUTIVE EMPLOYMENT AGREEMENT

THIS EXECUTIVE EMPLOYMENT AGREEMENT (the “Agreement”) is made and entered into this 19th day of November, 2018 (the “Effective Date”), by and between Babcock & Wilcox Enterprises, Inc., a Delaware corporation (the “Company”) and Louis Salamone, an individual (the “Executive”).
RECITALS

WHEREAS, the Company desires to employ the Executive, and the Executive desires to provide services as an employee to the Company, on the terms and conditions specified in this Agreement; and
WHEREAS, the Company and Executive desire to set forth in writing their understandings and agreements with respect to all such matters.
AGREEMENT

NOW, THEREFORE, in consideration of the foregoing, the Company’s continued employment of the Executive, the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intended to be legally bound, agree as follows:
(1)RECITALS. The foregoing recitals are true and correct and are expressly incorporated herein by this reference.

(2)EMPLOYMENT. The Company offers and the Executive accepts employment upon the terms and conditions hereinafter set forth.

(3)TERM OF EMPLOYMENT. The Executive’s employment with the Company shall commence on November 19, 2018 (the “Commencement Date”) and shall extend until the second anniversary of the Commencement Date or earlier terminated as provided herein (the “Term”). If either the Company or the Executive does not wish to renew this Agreement when it expires at the end of the current term hereof, or any subsequent renewal term, as hereinafter provided, or if either the Company or the Executive wishes to renew this Agreement on different terms than those contained herein, it or he shall give written notice of such intent to the other party at least ninety (90) days prior to the expiration date. In the absence of such notice, this Agreement shall be renewed on the same terms and conditions contained herein for a term of one (1) year from the date of expiration. The parties expressly agree that designation of a term and renewal provisions in this Agreement does not in any way limit the right of the parties to terminate this Agreement at any time as hereinafter provided. Reference herein to the Term of this Agreement shall refer both to the current term and any successive term as the context requires.

(4)POSITIONS AND DUTIES. The Executive shall serve as the Chief Financial Officer and Executive Vice President of the Company and its Affiliates. The Executive shall report to the President and Chief Executive Officer of the Company (the “CEO”). Executive shall generally be responsible for preparing, certifying, filing, maintaining and managing all records and documents regarding financial and administrative matters, including financial planning, management of financial risks, record-keeping, financial and accounting reporting requirements, banking activities and relationships, financing and fund raising activities and governance-related matters.

(5)DUTIES AND RESPONSIBILITIES. In addition to the Executive’s general responsibilities described herein, the Executive shall also perform such other tasks and responsibilities as may be assigned to the Executive by the CEO from time to time. The Executive shall perform such duties to the best of Executive’s ability, experience, and talents all to the reasonable satisfaction of the Company. The Executive shall have such authority and power (and only such authority and power) as provided herein and/or are inherent to the undertakings applicable to the Executive’s position and necessary to carry out the duties required of the Executive hereunder. The Executive shall devote the Executive’s entire working time, attention, and energies to the business of the Company and shall at all times comply with all of the policies of the Company in accordance with their respective terms. The Executive may engage in civic, philanthropic, or community service activities, so long as such activities do not interfere with the Executive’s ability to comply with the terms and conditions of the Agreement and are not otherwise in conflict with the policies or interests of the Company. The Executive shall undertake no activity, which might interfere with the policies or interests of the Company. The Executive shall not undertake any activity which might interfere with the proper performance of the Executive’s duties to the Company hereunder, without first obtaining the permission of the CEO.

(6)COMPENSATION.

(a) Annual Salary. For all services rendered by the Executive pursuant to this Agreement, the Executive shall receive an annual salary equal to $475,000 per year. The Annual Salary shall be payable in installments in accordance with the Company’s regular payroll procedures.

(b)Signing Bonus. On or before the Commencement Date, the Executive shall receive a signing bonus from the Company in the total amount of $100,000 (the “Signing Bonus”). If Executive’s employment with the Company is terminated for “cause” (as defined below) or voluntarily by Employee for any reason (each a “Covered Termination”) within twelve months of the Commencement Date, Employee shall repay to the Company the full Signing Bonus ($100,000). Such payment shall be made by the Executive immediately following any such Covered Termination.

(c)Bonus Payment.
(1)In addition to the Annual Salary, the Executive shall be eligible for an annual bonus (the “Bonus”) based on objectives stipulated by the Board from time to time (the “Performance Objectives”) and other factors deemed relevant to the Board. The Board will determine the Executive’s eligibility for the Bonus annually and, if applicable, the amount of the Bonus based upon the Board’s assessment of the Executive’s success with respect to the applicable Performance Objectives. The maximum amount of the Bonus will be seventy-five percent (75%) of the Executive’s Annual Salary.
(2)The Bonus shall also be calculated and paid in accordance with any bonus policy implemented by the Company from time to time. The payment of any such Bonus shall not be included for the purpose of calculating any applicable severance pay, resignation pay, or other similar pay.
(3)At the mutual election of the Company and Executive, and taking into account any requirements related to Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), the parties may agree from time to time on additional terms and conditions related to the payment of any Bonus earned by the Executive that will result in such payments being deferred until the termination of the Executive’s employment with the Company. Upon request of either party any such agreement will be evidenced by a written acknowledgement signed by the Executive and the Company. For the avoidance of doubt, if the parties agree upon any such deferral of any Bonus, such payments shall not be subject to forfeiture or otherwise excused for any reason, including without limitation any termination of this Agreement for “cause.”

(d)Executive Benefits. The Executive shall, during the term of employment hereunder, be entitled to participate in all employee benefit plans and arrangements as shall from time to time be made available by the Company generally to or for employees of similar rank, including, without limitation, medical, dental, disability and life insurance, subject to the terms and conditions of those benefit plans and arrangements. Such benefits are subject to change at the sole discretion of the Company.

(e)Commuting and Lodging Expenses. For so long as the Executive elects to keep his primary residence in New Jersey and/or South Carolina, Executive will be reimbursed for reasonable coach air fare between Ohio and either New Jersey or South Carolina, with a maximum reimbursement of one round-trip flight every week plus reasonable expenses for travel to and from an airport. The Company shall reimburse the Executive for the reasonable cost of a mutually agreed-upon extended-stay hotel or other lodging. Any reimbursement under this paragraph shall be subject to legally required tax and other withholdings, if any.

(f)Other Expenses. The Executive shall be entitled to be reimbursed for reasonable and necessary expenditures incurred in the performance of the Executive’s duties hereunder, provided that such expenditures are incurred and accounted for in accordance with the policies and procedures established by the Company.

(7)Termination.

(a)At-Will Employment; Termination With and Without Cause.
(1)The Company may terminate this Agreement at any time for cause upon written notice to the Executive. Termination for “cause” as used herein, shall mean that the Executive; (i) has been convicted of, or pled guilty or nolo contendere to, a crime involving moral turpitude (including fraud, theft, embezzlement); (ii) has committed any act or acts amounting to gross negligence or willful misconduct (as such terms are normally defined under applicable law), as reasonably determined by the CEO, to the detriment of the Company; (iii) has violated the Company’s policies on non-discrimination and/or harassment; (iv) has willfully failed to comply with any other material Company policy generally applicable to the Company’s employees that has been provided or made available to the Executive; or (v) has failed to carry out the Executive’s duties or obligations or satisfactorily perform duties hereunder, as determined by the CEO in the CEO’s reasonable discretion, provided that, in the case of (v) only, the Executive has been previously notified of any such failure and has been provided at least ninety (90) days to cure any such failure.
(2)The Executive’s relationship with the Company is “at-will” and may be terminated at any time by the Company without cause (for any reason or for no reason) upon at least thirty (30) days prior written notice.
(3)NO MANAGER, SUPERVISOR, OR EXECUTIVE OF THE COMPANY HAS ANY AUTHORITY TO ENTER INTO ANY ORAL AGREEMENT TO RESTRICT THE COMPANY’S ABILITY TO TERMINATE FOR CAUSE IN ACCORDANCE WITH THIS SECTION 7, FOR EMPLOYMENT FOR ANY SPECIFIED PERIOD OF TIME, OR TO OTHERWISE MAKE ANY ORAL AGREEMENT FOR EMPLOYMENT OTHER THAN AT-WILL.

(b)Mutual Agreement. The Executive’s employment hereunder may be terminated at any time by the mutual written agreement of both parties.

(c)Death. The Executive’s employment hereunder shall terminate at the Executive’s death.

(d)Disability. The Executive’s employment hereunder shall terminate upon the Executive’s disability. For all purposes of this Agreement, the Executive shall be deemed to be disabled at the earlier of (i) the commencement of the Company’s first salary period with respect to which the Executive first receives benefits under any long-term disability insurance policy purchased by the Company for the benefit of the Executive, or (ii) at such time as the Executive is unable to perform the Executive’s duties hereunder for a period of ninety (90) consecutive days (which period may be extended by up to thirty (30) days at the Company’s sole discretion).

(e)Severance. Except as provided below, and without limiting the at-will nature of the Executive’s employment with the Company, the Company agrees that (i) unless the Executive is terminated for “cause” as defined above, upon the termination of the Executive’s employment by the Company for any other reason, or (ii) upon the Executive’s termination of the Executive’s employment for “good reason” as defined in Section 7(g) below (provided such termination occurs with ninety (90) days of the initial occurrence of the events providing “good reason” for such termination), the Executive will be entitled to a severance payment (the “Severance”) equal to Executive base salary for fifty-two (52) weeks or the remainder of the initial two-year Term, whichever is greater (the “Severance Period”), on the terms described in Section (7)(f) below. In the event any such Severance is payable pursuant to this Agreement and is unpaid at the time of the Executive’s death, such payment shall be made to the Executive’s estate. For the avoidance of doubt, no Severance shall be payable in the event the Executive is terminated by the Company for “cause” as defined above. Additionally, no Severance shall be payable in the event the Executive voluntarily terminates the Executive’s employment with the Company for any reason other than for “good reason” or if the Executive’s employment is terminated as a result of the Executive’s death or disability.

(f)Payment and Conditions for Severance Compensation. For purposes of this Agreement, any Severance payable hereunder shall be paid in periodic payments pursuant to the Company’s customary payroll schedule during the Severance Period. Any such Severance shall only be payable: (i) following the Executive’s execution of an a Severance Agreement and Release substantially in the form attached as Exhibit A to this Agreement (no later than 21 days following the termination of this Agreement), and (ii) provided the Executive remains in material compliance with all provisions of this Agreement that survive the termination of this Agreement. For the avoidance of doubt, the Severance Compensation is subject to the provisions of Section 8(a) below and is payable pursuant to the Company’s customary payroll schedule over the Severance Period and shall never be payable in a lump sum.

(g)Termination for “Good Reason”. The Executive may terminate this Agreement immediately upon written notice for “good reason.” For purposes of this Agreement, “good reason” shall mean, without the Executive’s express written consent, the occurrence of any of the following circumstances: (i) a reduction of more than twenty percent (20%) in the Executive’s base salary; (ii) the Company requiring the Executive to relocate his primary residence from his current residences in New Jersey and South Carolina; or (iii) a material adverse change or material diminution in the Executive’s duties, responsibilities, functions or status with the Company resulting in the Executive no longer reporting directly to the CEO.

(8)Restrictive Covenants and Assignment of Inventions.

(a)Preliminary Statement and Definitions. The Executive recognizes and agrees that the Company’s success is inextricably linked to the dedication and loyalty of its executives and other employees. The Executive recognizes and agrees that in order to ensure that the Company continues to grow and succeed, the Company must protect the core aspects of its business, including but not limited to its substantial relationships with customers, customer goodwill associated with the Company’s name and reputation, customer loyalty, and the Company’s trade secrets, intellectual property and confidential business information. The Executive hereby expressly acknowledges the validity of the following covenants and that such covenants are reasonably necessary for the Company to protect its business interests, including, but not limited to those cited above. The Executive represents that the strict enforcement of these restrictions will not in any manner preclude the Executive from gainfully undertaking other positions, in such manner and to such extent as to provide a standard of living for the Executive, the members of the Executive’s family and those dependent upon the Executive, of at least the sort and fashion to which the Executive and they have become accustomed and may expect. Further, the Executive expressly acknowledges and agrees that throughout the term of the Executive’s relationship with the Company, the Executive will receive extensive information regarding the nature of the Company’s business, including but not limited to Confidential Business Information and Trade Secrets (each as herein defined), and extensive education from the Company that will confer in the Executive specialized skills, knowledge and expertise in areas of business in which the Company is involved. The statements contained in this Section (8)(a) shall apply to the entire Agreement. Additionally, for purposes of this Agreement, the following definitions apply:
(1) “Affiliate” shall mean, with respect to the Company, any entity directly or indirectly controlling, controlled by, or under common control with the Company.
(2)“Business of the Company” shall mean the business of the Company or its Affiliates, or any line of business performed by the Company or its Affiliates, including without limitation any business providing boiler products, environmental systems, and services for power and industrial uses.
(3)“Non-Compete Period” shall mean the term of the Executive’s employment with the Company and a period of one (1) year immediately following termination of such employment for any reason, including without limitation the Executive’s retirement or any voluntary or involuntary termination.
(4) “Territory” shall mean the United States of America, without restriction. For purposes of this Section (8), the Executive acknowledges that Executive’s services to the Company are provided on a nation-wide basis, and that specific territorial limitations related to the restrictive covenants herein would not adequately protect the legitimate business interests of the Company.

(b)Covenant Not to Compete. The Executive agrees that during the Non-Compete Period, without the express written consent of the CEO, the Executive shall not directly or indirectly:
(1)Engage in the services of, carry on, consult with, participate in, render services to, own any interest in, share in the earnings of, or invest in the obligations or securities of, any business in the Territory which is the same or similar to the Business of the Company, whether as an individual or for or with any other person, firm, corporation, partnership, joint venture, trust, enterprise or any entity whatsoever; or
(2)Reveal or make available to any person or entity any Confidential Business Information (as herein defined) with regard to the Business of the Company, except as may be required by law, or use or attempt to use the Executive’s knowledge concerning the Business of the Company in any manner which may injure, cause loss or otherwise be detrimental, or may be intended to injure, cause loss or be otherwise detrimental, to the Business of the Company, or which may benefit, or may be intended to benefit, any other person or entity which is engaged in the same or similar business as the Business of the Company; or
(3)Consult with or render services of any nature to any person or entity, other than the Company, which is engaged in the Territory in a business which is the same or similar to the Business of the Company or any of its Affiliates or any line of business performed by the Company or any of its Affiliates.

(c)Non-Solicitation. The Executive agrees that during the Non-Compete Period, without the express written consent of the CEO, the Executive shall not, directly or indirectly, either as an individual on the Executive’s own account or as a partner, owner, joint venturer, employee, agent, salesperson, independent contractor, consultant, officer, director, stockholder, or otherwise:
(1)Counsel, solicit, assist anyone else in soliciting, or attempt to induce any person employed by the Company or any of its Affiliates, or any person engaged in an independent contractor relationship with the Company or of its Affiliates, to terminate his or her employment or business relationship with the Company or any of its Affiliates;

(2)Solicit, attempt to solicit, or assist anyone else in soliciting, on behalf of himself or herself or any other person, company or enterprise, any of the Company’s or any of its Affiliates’, customers or clients (for purposes of this Agreement, customers shall include clients of the Company and its Affiliates, entities that refer clients to the Company or its Affiliates, and the employees of entities that refer clients to the Company or its Affiliates), or any prospective customers or clients known to the Executive, to do business with or purchase services from any business or individual who competes with the Company or its Affiliates;
(3)Advise or suggest to any of the Company’s, or any of its Affiliates’, actual or prospective customers that they not engage in business with the Company or any of its Affiliates or that they withdraw or cancel any of their business with the Company or any of its Affiliates; or
(4)Invest in any company or business entity that competes with the Company or any of its Affiliates, unless such investment is as a less than 5% shareholder, and the company is listed on the national securities exchange or quoted on an automated quoting system.

The Executive expressly acknowledges the validity and legitimacy of the Company’s stated business interests and agrees that the period of restriction represented by this Section (8) is essential to the full protection of these interests.

(d)Confidentiality.
(1)Definitions. For purposes of this Agreement, the following definitions apply:
(a)“Confidential Business Information” means ideas, information, knowledge, data and discoveries, that are not generally known in the Company’s trade or industry and about which the Executive has knowledge as a result of the Executive’s employment with the Company, including without limitation, the identity of any of the Company’s clients (past, current, and prospective), lists of clients, data provided by or about such clients, client service information and materials, all information about existing or future contracts with such clients, all information about the products, techniques and services provided by the Company to such clients, all marketing and development plans, forecasts and forecast assumptions and volumes, price and cost objectives, price lists, pricing and quoting policies and procedures, the profit margins and financial information about the Company, employee records and data (including without limitation, records and data relating to the Company’s executives), client records and data, marketing strategy and other matters involved in the Company’s day-to-day operations, any of the foregoing information related to any Affiliate of the Company, and any and all information or materials in the Company’s possession or under its control from any other person or entity which the Company is obligated to treat as confidential or proprietary, and all know-how, business methods, processes, ideas, all written knowledge, information, discoveries, patents, patent applications, concepts, and other intellectual property (whether or not patentable), schematics, product development plans, forecasts, strategies and other technical, business and financial information, techniques, models, flow charts, research, development, procedures, marketing techniques and materials and development plans and all manifestations and embodiments thereof and improvements made thereto conceived, developed or acquired.
(b)“Trade Secret” means information of the Company or any of its Affiliates, including a formula, pattern, compilation, program, method, protocol, technique or process, that derives independent economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by other persons who can obtain economic value from its disclosure or use, and that is the subject of efforts by the Company to maintain its secrecy that are reasonable under the circumstances.
(2)Covenant of Preservation of Confidentiality. The Executive recognizes that through the Executive’s relationship with the Company, he or she will have access to certain Confidential Business Information and Trade Secrets of the Company. Throughout the term of the Executive’s relationship with the Company, the Executive agrees to protect the Confidential Business Information and Trade Secrets of the Company from unauthorized use or disclosure, and to take all reasonable steps to ensure the secrecy and confidentiality of all Confidential Business Information and Trade Secrets. The Executive understands and agrees that the Confidential Information is a valuable, special and unique asset of the Company which is entitled to protection under the provisions of this Section (8)(d).
(3)Covenants of Confidentiality and Non-disclosure. The Executive agrees that during the Term of this Agreement, and for a period of five (5) years following the termination of this Agreement for any reason, the Executive will:
(a)Not make any use whatsoever, except on behalf of the Company in the course of the Executive’s regular duties to the Company, of Confidential Business Information or Trade Secrets without the prior written consent of the Company expressly waiving the restrictions provided herein;
(b)Not disclose or reveal any Confidential Business Information or Trade Secrets to any third party for any reason, except as may be required by law, whether performing services for the Company or otherwise, and not to reproduce or distribute Confidential Business Information or Trade Secrets in any form, tangible or otherwise;
(c)Keep all Confidential Business Information and Trade Secrets strictly secret and confidential;
(d)Take all reasonable actions to assure proper precautions have been taken to prevent unauthorized access to, disclosure of, or loss or destruction of any Confidential Business Information or Trade Secrets provided to the Executive;
(e)Promptly return to the Company any Confidential Business Information or Trade Secrets then in tangible form upon the termination of the Executive’s employment; and
(f)Not take any action or actions in order to avoid or seek to avoid the observance or performance of any of the terms of this Agreement.

(e)Non-Disparagement. The Executive agrees that the Executive shall not, either during the term of the Executive’s employment with the Company or at any time after the Executive’s employment is terminated for any reason, make or publish (on social media or in any other medium or manner), (i) any disparaging, negative, or unflattering statement or communication (including without limitation any allegations regarding wrongful conduct) regarding the Company or any of its Affiliates, subsidiaries, shareholders, officers, directors, employees or agents, or (ii) any derogatory or negative opinions or statements concerning the Company or any of its Affiliates, shareholders, officers, directors, employees or agents, or concerning the Company’s operations. The parties acknowledge and agree that Company shall comply with all applicable laws and the Company’s internal policies relating to statements regarding the Executive and the character and nature of the termination of the Executive’s employment with the Company.

(f)Use of Name. The Executive agrees that the Executive will not, directly or indirectly, use any name which is similar to any corporate name of, or any trade name, service mark, trademark, logo or insignia used by, the Company or any of its Affiliates, other than in the performance of the Executive’s duties to the Company. Following termination of the Executive’s employment with the Company for any reason, the Executive shall not represent himself or herself as being in any way connected with the business of the Company or any of its Affiliates, except to the extent as may be separately agreed upon with the Company in writing.

(g)Assignment of Inventions.
(1)Definition. For the purposes of this Agreement, “Inventions” shall be deemed to mean all ideas, concepts, discoveries, inventions, developments, improvements, formulations, products, processes, know-how, designs, formulas, methods, developmental or experimental work, business processes, business strategies, operating procedures, clinical data, original works of authorship, software programs, software and systems documentation, trade secrets, technical data, or licenses to use (whether or not patentable or registrable under copyright or similar statutes), that are or were made, conceived, devised, invented, developed or reduced to practice or tangible medium by the Executive, either alone or jointly with others (a) during any period that the Executive is employed or engaged by the Company, whether or not during normal working hours or on the premises of the Company, which relate, directly or indirectly, to the business of the Company or its Affiliates or (b) which arise out of, or are incidental to, the Executive’s employment or engagement by the Company.
(2)Ownership of Inventions. The Executive acknowledges and agrees that all Inventions already existing at the date of this Agreement or which are developed or created after the date of this Agreement, belong to and are the absolute property of the Company and will not be used by the Executive for any purpose other than carrying out the Executive’s duties to the Company.
(3)Assignment of Inventions; Enforcement of Rights. Without limiting the general applicability of Section (8)(g)(2) above, by signing this Agreement the Executive assigns and agrees to assign in the future to the Company all of the Executive’s right, title and interest to any and all Inventions and any and all related patent rights, copyrights and applications and registrations related to such rights. The Executive also agrees to assign all of Executive’s right, title and interest in and to any particular Inventions to a third party as directed by the Company from time to time. During and after the Executive’s employment with the Company, the Executive agrees to cooperate with the Company, at the Company’s expense, in obtaining proprietary protection for the Inventions and the Executive further agrees to execute all documents which the Company shall reasonably request in order to establish or protect the Company’s rights in the Inventions. By signing this Agreement, the Executive appoints the Company as the Executive’s attorney in fact to execute and deliver any such documents on the Executive’s behalf in the event that the Executive should fail or refuse to do so within a reasonable period following the Company’s request.
(4)Works for Hire. The Executive acknowledges that all original works of authorship made by the Executive (solely or jointly with others) within the scope of the Executive’s employment with the Company or any prior engagement of the Executive by the Company, which are protectable by copyright are intended to be “works made for hire,” as that term is defined in Section 101 of the United States Copyright Act of 1976 (the “Act”), and shall be the property of the Company and the Company shall be the sole author within the meaning of the Act. If deemed necessary by the Company, the Executive agrees that the Executive will, without receiving any further payment or consideration, assign to the Company all of the Executive’s right, title and interest in such copyrightable work and will cooperate with the Company, at the Company’s expense, to secure, maintain and defend, for the Company’s benefit, copyrights and any extensions and renewals thereof on any and all such work. By signing this Agreement, the Executive waives all claims to moral rights in any Inventions.
(5)Records. The Executive agrees to keep and maintain adequate and current records (in the form of notes, sketches, drawings and in any other form that may be required by the Company) of all Inventions made by the Executive during the Executive’s period of employment with the Company, and from any prior engagement of the Executive by the Company. The Executive agrees that such records shall be available to and remain the sole property of the Company at all times.
(6)Obligation to Keep Company Informed. The Executive agrees that during the term of the Executive’s employment with the Company and for a period of six (6) months immediately following termination of such employment, the Executive shall promptly disclose to the Company fully and in writing all Inventions created, written, authored, conceived or reduced to practice by the Executive, either alone or jointly with others. In addition, the Executive shall promptly disclose to the Company all patent applications filed by the Executive or on the Executive’s behalf within one (1) year after termination of the Executive’s employment with the Company.

(h)No Preparation. The Executive further covenants and agrees that during the Executive’s employment with the Company the Executive shall not make preparations to engage in any activity which would be prohibited by the provisions of this Section (8).

(i)Severability. If any of the covenants in this Section (8). should be found unreasonable by a court of competent jurisdiction, including without limitation any finding that such covenant is unenforceable because it covers too extensive a geographical area or survives too long a period of time, it is expressly agreed that such covenant will be construed so that the remaining provisions will not be affected, but will remain in full force and effect, and any such covenant will be deemed, without further action on the part of any person, to be modified, amended and/or limited, but only to the extent necessary to render the same valid and enforceable in such jurisdiction. For example, if a court determines that the non-compete covenant in Section (8)(b) above survives for too long a period of time, the non-compete covenant will remain enforceable against the Executive but the time limitation will be shortened by as much as is determined to be necessary by the court to make such covenant reasonable. The provisions of this Section (8) are severable and if any one or more provisions should be determined by a court of competent jurisdiction to be invalid or otherwise unenforceable, in whole or in part, the remaining provisions (and any partially unenforceable provision to the extent enforceable in any jurisdiction) shall, nevertheless, be binding and enforceable.

(j)Remedies. The parties agree that the Company will suffer irreparable damage if the Executive violates any covenant in this Section (8); therefore, the Company shall be entitled, in addition to any other rights or remedies that the Company may possess, without the posting of any bond or other security, to injunctive and other equitable relief to restrain the breach or threatened breach of, or otherwise to specifically enforce, any of the covenants of this Section (8) and the Company shall not be required to prove special damages. Additionally, without limiting the Company’s other remedies, if Executive breaches any covenant in this Section (8), the Executive agrees that the Executive will forfeit the Executive’s right to any payment of Severance payable while the Executive is breaching such covenant and after any such breach has occurred.

(k)Survival. The covenants and obligations of the Executive contained in this Section (8) shall survive the termination, for any reason, of the Executive’s employment with Company and/or the termination of this Agreement. If the Executive violates any covenant or obligation under this Section (8), then the expiration of the Executive’s obligations under this Section (8) shall be tolled and extended for a period of time equal in duration to the period of time that the Executive was in breach thereof. Subject to compliance with applicable law, the Executive shall not receive any payments of compensation owed by the Company to the Executive while in the Executive is in breach of this Section (8).

(9) SEVERABILITY. If any provision of this Agreement is ultimately determined to be invalid or unenforceable, such provisions shall be deemed limited by construction in scope and effect to the minimum extent necessary to render the same valid and enforceable, and, in the event no such limiting construction is possible, such invalid or unenforceable provision shall be deemed severed from this Agreement without affecting the validity of any other term or provision hereof.

(10)CONTROLLING LAW. The terms of this agreement shall be construed and governed in accordance with the internal laws, but not the laws of conflicts, of the State of Ohio applicable to agreements made and to be performed entirely in that state. Each party hereto consents to the personal jurisdiction and venue of the federal and state courts with jurisdiction in Summit County, Ohio, for a resolution of all disputes arising out of the construction, interpretation, or enforcement of any term or provision of this Agreement, and each party hereby waives the claim or defense that such courts constitute an inconvenient forum.

(11) CONSTRUCTION OF AGREEMENT. This Agreement has been negotiated by the respective parties hereto, and the language hereof shall not be construed for or against any party. The titles and headings herein are for reference purposes only, and shall not in any manner limit the construction of this Agreement which shall be considered as a whole. All additions and deletions of provisions from all drafts of this Agreement shall be of no force or effect in interpreting the terms of the Agreement or the intentions of the parties hereto.

(12)Resolution of Disputes. The Executive and the Company agree that in the event any dispute arises concerning the construction, interpretation, or enforcement of any term or provision of this Agreement other than Section (8) of this Agreement, or any other complaint, grievance, or alleged unfair, improper, discriminatory, or illegal action by the Company, including, but not limited to allegations of discrimination, harassment, including sexual harassment, workers’ compensation retaliation, whistleblower retaliation, defamation, violation of public policy or any law, or any claim under the New Jersey Law Against Discrimination, as amended, the New Jersey Family Leave Act, the New Jersey Equal Pay Act, the New Jersey Conscientious Employee Protection Act, Ohio Revised Code Section 4112, Ohio Revised Code 4113.52, Chapter 13 of Title 1 of the South Carolina Code, Title 41 of the South Carolina Code, the Rehabilitation Act of 1973, Title VII of the Civil Rights Act of 1964, as amended, the Age Discrimination in Employment Act, the Older Worker Benefit Protection Act, the Americans with Disabilities Act, the Fair Labor Standards Act, the Family and Medical Leave Act, or any other federal or state statute, or local ordinance, or any claim for employment discrimination, the Executive and the Company shall settle the dispute by arbitration in accordance with the United States Arbitration Act (9 U.S.C. § 1 et seq.) and the rules of the American Arbitration Association. The arbitrator shall have the authority to award any remedy or relief that a court of competent jurisdiction could order or grant, including, without limitation, specific performance of any obligation created under this Agreement, the issuance of an injunction or other provisional relief, or the imposition of sanctions for abuse or frustration of the arbitration process. Arbitration hereunder is limited to individual claims and cannot be brought on a class basis.

(13)EXPENSES OF LITIGATION. Without limiting Section (12) hereof, in the event any litigation or similar proceeding (“Litigation”) is commenced or defended by any party hereto claiming, in such litigation or defense a breach of this Agreement by the other party hereto, and in the event such commencing or defending party is successful on the merits of such claim or defense, and substantially prevails in Litigation, the other party shall pay to the prevailing party, all costs and expenses, including, without limitation, attorney’s fees, court costs, and cost of experts and investigation, whether at trial, upon appeal, or during investigation, of such prevailing party in prosecuting such claim or establishing such defense.

(14)Entire Agreement. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement.

(15)Amendments; Waiver. Any amendment to or modification of this Agreement, and any waiver of any provision hereof, shall be in writing and shall require the prior written approval of the parties hereto as evidenced by the manual signature of each party or its respective representative. Any waiver by the Company of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach hereof.

(16)Binding Effect; Assignment. The terms of this Agreement shall inure to the benefit of the parties hereto, and shall be binding upon the successors and assigns of the Company and upon the Executive’s heirs, executors, representatives and administrators. Notwithstanding the foregoing, this Agreement is based on the personal services of the Executive, and the rights and obligations of the Executive hereunder shall not be assignable by the Executive.

(17)409A Compliance.

(a)This Agreement is intended to comply with, or otherwise be exempt from, Section 409A of the Code.

(b)The Company shall undertake to administer, interpret, and construe this Agreement in a manner that does not result in the imposition on Executive of any additional tax, penalty, or interest under Section 409A of the Code.

(c)If the Company determines in good faith that any provision of this Agreement would cause the Executive to incur an additional tax, penalty, or interest under Section 409A of the Code, the Company (or its delegate) and the Executive shall use reasonable efforts to reform such provision, if possible, in a mutually agreeable fashion to maintain to the maximum extent practicable the original intent of the applicable provision without violating the provisions of Section 409A of the Code or causing the imposition of such additional tax, penalty, or interest under Section 409A of the Code.

(d)The preceding provisions, however, shall not be construed as a guarantee by the Company of any particular tax effect to the Executive under this Agreement. To the extent the Company complies with the terms of this Agreement, the Company shall not be liable to the Executive for any payment made under this Agreement that is determined to result in an additional tax, penalty, or interest under Section 409A of the Code, for any such tax, penalty or interest, or for reporting in good faith any payment made under this Agreement as an amount includible in gross income under Section 409A of the Code.

(e)For purposes of Section 409A of the Code, the right to a series of installment payments under this Agreement shall be treated as a right to a series of separate payments.

(f)With respect to any reimbursement of expenses of the Executive or provision of in-kind benefits to the Executive subject to Section 409A of the Code, such reimbursement of expenses and provision of in-kind benefits shall be subject to the following conditions: (1) the expenses eligible for reimbursement or provision of in-kind benefits in one taxable year shall not affect the expenses eligible for reimbursement or provision of in-kind benefits in any other taxable year, except for any medical reimbursement arrangement providing for the reimbursement of expenses referred to in Section 105(b) of the Code; (2) the reimbursement of an eligible expense shall be made no later than the end of the year after the year in which such expense was incurred; and (3) the right to reimbursement or provision of in-kind benefit shall not be subject to liquidation or exchange for another benefit.

(g)Any termination of the Executive’s employment triggering payment of the benefits under Section 7(e) or otherwise under this Agreement must constitute a “separation from service” under Section 409A(a)(2)(A)(i) of the Code and Treas. Reg. §1.409A-1(h) before distribution of such benefits can commence. To the extent that the termination of the Executive’s employment does not constitute a separation of service under Section 409A(a)(2)(A)(i) of the Code and Treas. Reg. §1.409A-1(h) (as the result of further services that are reasonably anticipated to be provided by the Executive to the Company at the time the Executive’s employment terminates), any benefits payable under Section 7(e) or otherwise under this Agreement that constitute deferred compensation under Section 409A of the Code and are payable upon a termination of employment shall be delayed until the date of a subsequent event constituting a separation of service under Section 409A(a)(2)(A)(i) of the Code and Treas. Reg. §1.409A-1(h).

(h)If a payment obligation under this Agreement or other compensation arrangement arises on account of Executive’s separation from service while Executive is a “specified employee” as determined by the Company, any payment of “deferred compensation” (as defined under Treasury Regulation Section 1.409A-1(b)(1), after giving effect to the exemptions in Treasury Regulation Sections 1.409A-1(b)(3) through (b)(12)) that is scheduled to be paid within six (6) months after such separation from service shall accrue without interest and shall be paid on the first business day after the end of the six (6) month period beginning on the date of such separation from service or, if earlier, on the date of his death.

(18)Counterparts. This Agreement may be executed and accepted in one or more counterparts for the convenience of the parties, each of which will be deemed an original and all of which, taken together, shall constitute one and the same instrument. Delivery of a facsimile of a manually executed counterpart hereof via facsimile transmission or by electronic mail transmission, including but not limited to an Adobe file format document (also known as a PDF file), shall be as effective as delivery of a manually executed counterpart hereof.

(19)WAIVER OF JURY TRIAL. AS A MATERIAL INDUCEMENT FOR THE EMPLOYMENT RELATIONSHIP REPRESENTED BY THE AGREEMENT, EACH PARTY, BY SIGNING THIS

AGREEMENT, KNOWINGLY, VOLUNTARILY, INTENTIONALLY, AND IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY OF ANY ISSUES RELATED TO THE AGREEMENT SO TRIABLE.

[Signature Page Follows.]

IN WITNESS WHEREOF, the parties hereto have executed this Executive Employment Agreement on the Effective Date first set forth above.

EXECUTIVE:

_________________________________
Louis Salamone

COMPANY:

BABCOCK & WILCOX ENTERPRISES, INC.

By:______________________________
Name:    Kenny Young
Title:    Chief Executive Officer

EXHIBIT A TO EXECUTIVE EMPLOYMENT AGREEMENT

SEVERANCE AGREEMENT AND RELEASE
This Severance Agreement and Release (this “Agreement”) is made and entered into by and among Babcock & Wilcox Enterprises, Inc., a Delaware corporation (the “Company”), and Louis Salamone and such person’s heirs, spouse, domestic partner, assigns, executors, administrators and attorneys (the “Executive”). This Agreement was presented to the Executive on [________], 20[___] and, subject to the terms hereof, the effective date of this Agreement shall be the date the upon which the Executive executes and delivers a counterpart of this Agreement to the Company.

Pursuant to this Agreement with the Company, as a condition and in consideration of the Executive receiving the Severance Package as that term is defined in the Executive Employment Agreement between the Executive and the Company dated November 19, 2018 (as amended from time to time, the “Employment Agreement”), the Executive and the Company, desiring to resolve all actual or potential claims the Executive may have against the Company, agree as follows:

1.    Obligation of the Company: In consideration of Executive’s obligations set forth below, the Company shall provide to Executive the Severance Package described in Section (7) of the Employment Agreement (the “Severance Package”).

2.    Obligations of Executive: In consideration of the Company’s obligations set forth in the Employment Agreement, and specifically the Severance Package described above, and for other good and valuable consideration, the sufficiency and receipt of which is hereby confirmed by the Executive:

(a)The Executive waives, and releases the Company, and its directors, officers, shareholders, employees, representatives, benefit plan administrators, agents and attorneys, both individually and collectively, (collectively, “the Released Parties”) from, all claims, rights, and causes of action, both known and unknown, in law or in equity, of any kind whatsoever that the Executive has or could have maintained against any of the Released Parties through the date of signing this Agreement, including any claim for attorney’s fees. Without limiting the generality of the foregoing, the Executive waives, and releases all of the Released Parties from, all claims, rights, and causes of action relating to or arising out of the Executive’s employment with, conditions of employment with, compensation by, or separation of employment from, the Company, including, without limitation, any claims, rights, charges, or causes of action arising under Title VII of the Civil Rights Act of 1964, as amended; the Civil Rights Acts of 1866 and 1871; the Age Discrimination in Employment Act of 1967, as amended (hereinafter referred to as the “ADEA”); Executive Order Nos. 11246 and 11478; the Equal Pay Act of 1963, as amended; the Employee Retirement Income Security Act of 1974, as amended; the Rehabilitation Act of 1973, as amended; the New Jersey Law Against Discrimination, as amended; the New Jersey Family Leave Act; the New Jersey Equal Pay Act; the New Jersey Conscientious Employee Protection Act; Ohio Revised Code Section 4112; Ohio Revised Code 4113.52; Chapter 13 of Title 1 of the South Carolina Code, Title 41 of the South Carolina Code, the Americans with Disabilities Act of 1990, as amended; the Family and Medical Leave Act of 1993; the National Labor Relations Act of 1935, as amended; the Fair Labor Standards Act of 1938, as amended; the Occupational Safety and Health Act of 1970, as amended; and the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, the Genetic Information Nondiscrimination Act, and any other federal or state law or local ordinance, including any suit in tort (including fraud, promissory estoppel and negligence) or contract (whether oral, written or implied), including any claim based on alleged breach of the Employment Agreement, or any other common law or equitable basis of action, except for any claim which may not lawfully be waived in this manner.

(b)    The Executive represents that while the Executive is not legally barred from filing a charge of discrimination, the Executive has not filed, and does not intend to file, any charge of discrimination against any of the Released Parties with any federal, state or local agency and understands that the Company has reasonably relied on the Executive’s representations in this paragraph in agreeing to perform the obligation set forth in Section 1 of this Agreement. The Executive further waives any right to recovery based on any charge of discrimination filed by the Executive or on the Executive’s behalf.

3.    Non-Disclosure. The Executive shall not disclose, either directly or indirectly, any of the terms of this Agreement, including, but not limited to, the amount of the payments to be made to the Executive pursuant to Section

1 or that the Company is paying the Executive, to any person or organization, including, but not limited to, members of the press and media, present and former employees, vendors, suppliers, or other members of the public. The Executive may only disclose those facts in a privileged context (attorney-client, accountant-client or husband-wife) with the understanding that such disclosure will remain privileged and will not be communicated to third parties. If asked about the Executive’s separation from employment with the Company, the Executive shall state only that the Executive has left the Executive’s employment with the Company amicably to pursue other opportunities.

4.    Restrictive Covenants. Executive acknowledges that the Executive shall also continue to adhere to those provisions of the Employment Agreement with the Company relating to non-solicitation and non-competition, and all other restrictive covenants contained in Section (8) of the Employment Agreement, all of which are hereby incorporated into this Agreement by reference as if fully set forth in this Agreement.

5.    Non-Admission. Neither this Agreement, nor anything contained in it, shall be construed as an admission by any of the Released Parties of any liability, wrongdoing or unlawful conduct whatsoever.

6.    Severability. If a court of competent jurisdiction invalidates any provision of this Agreement, then all of the remaining provisions of this Agreement shall continue unabated and in full force and effect.

7.    Entire Agreement. This Agreement contains the entire understanding and agreement between the parties regarding the subject matter of this Agreement and shall not be modified or superseded except upon express written consent of the parties to this Agreement. The Executive represents and acknowledges that in executing this Agreement, he does not rely and has not relied upon any representation or statement made by the Company or its agents, representatives or attorneys which is not set forth in this Agreement.

8.    Governing Law. The laws of the State of Ohio shall govern this Agreement, and any action to enforce this Agreement shall be brought in Summit County, Ohio where jurisdiction and venue shall lie.

9.    Agreement Not to be Used as Evidence. This Agreement shall not be admissible as evidence in any proceeding except one in which a party to this Agreement seeks to enforce this Agreement or alleges this Agreement has been breached.

10.    Attorneys’ Fees. In any action to enforce this Agreement, the prevailing party shall be entitled to recovery of its reasonable attorneys’ fees and costs.

11.    Opportunity to Consider and Confer. The Executive acknowledges that the Executive has had the opportunity to read, study, consider, and deliberate upon this Agreement. The Executive further acknowledges and understands that the Executive has been given a period of twenty-one (21) days in which the Executive may, but is not required to, consider this Agreement, that after the Executive signs it, the Executive has seven (7) days in which to revoke it. Executive further acknowledges that the Executive fully understands and completely agrees with all of the terms of this Agreement and that the Executive has been, and hereby is, specifically advised to consult with the Executive’s attorney before executing this Agreement.

[Signature Page Follows.]

IN WITNESS WHEREOF, and intending to be legally bound hereby, the Company and the Executive hereby execute this Severance Agreement and Release, consisting of four (4) pages (including this signature page) and including eleven (11) enumerated paragraphs, by signing below voluntarily and with full knowledge of the significance of all of its provisions.

PLEASE READ CAREFULLY. THIS RESIGNATION AGREEMENT, WAIVER AND RELEASE INCLUDES A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS.

EXECUTIVE:

_________________________________
Louis Salamone

Date: ____________________________

COMPANY:

BABCOCK & WILCOX ENTERPRISES, INC.

By:________________________________

Print Name: ________________________
Print Title: _________________________
Date: ______________________________